EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NEWS
October 8, 2009	OTCBB: RNCH

Rancher Energy Corp. Announces New Board of Directors and Election of New Officers.

(Denver, Colorado, October 8, 2009) Rancher Energy Corp. (the “Company”) announced the results of its Annual Meeting of Stockholders held on September 30, 2009 (the “Annual Meeting”) and the election of the Company’s new officers.

Election of New Board of Directors

At the Annual Meeting, the Company’s stockholders elected Andrei Stytsenko, Vladimir Vaskevich, A. L. (Sid) Overton, Mathijs van Houweninge, Sylvia Soltan and Jeffrey B. Bennett (individually “Elected Director” and collectively “Elected Directors”), as members of the Company’s Board of Directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. The Elected Directors received a large majority of the shareholders votes.

Election of Officers

Following the October 1, 2009 termination of John H. Works as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, on October 2, 2009 Jon C. Nicolaysen was elected President and Chief Executive Officer, Mathijs van Houweninge was elected Secretary and Treasurer and A.L. (Sid) Overton was elected Chairman of the Board.

Jon Nicolaysen:

Mr. Nicolaysen has extensive knowledge and experience in oil and gas exploration and became familiar with the Company’s fields as an operator of the Big Muddy Field for Wyoming Mineral Exploration, LLC, of which he was a founding member. From 2007 – 2008 he was a founding member of Muddy Mineral Exploration, LLC in Wyoming. From 2008 to May 1, 2009, he was a board member of Ameriwest Energy Corp. The extensive operational and local knowledge Mr. Nicolaysen brings to the Company is key to focusing on improving production of oil.

In 1985, Mr. Nicolaysen completed the American Businessman's Exchange Program. In 1986, he completed the W.K. Kellogg Foundations Fellowship Wyoming Agriculture Leadership Program. In 1970, he received an MS in Business Administration from the University of Wyoming, and in 1968, he earned his BS in Business Administration from Colorado College.

About Rancher Energy Corp.
Rancher Energy is an innovative oil and gas exploration and development company with a targeted strategy to reinvigorate older, historically productive oil fields in the hydrocarbon-rich Rocky Mountain region of the United States.  Using waterflood injection and CO2 flooding, coupled with other leading edge hydrocarbon recovery techniques such as 3-D seismic data and directional drilling, Rancher Energy expects to extract proven in-place oil that remains behind in mature fields.  Rising energy demand and strong oil and gas prices combined with advances in oil recovery have made this strategy profitable.  Rancher Energy took advantage of this convergence by acquiring low risk, high quality, historically productive plays with under-exploited reserves and developing customized enhanced recovery strategies to maximize production.

Forward-Looking Statements
This press release includes forward-looking statements as determined by the U.S. Securities and Exchange Commission (the "SEC").  All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the Company's ability to obtain financing to implement its waterflood plan, to construct pipeline and other infrastructure, and for other operational and working capital purposes, the uncertainty of recovery factors for the enhanced oil recovery projects, the volatility of oil prices, general economic and business conditions, and other factors over which the Company has little or no control.  The Company does not intend (and is not obligated) to update publicly any forward-looking statements.  The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.

Contacts:
Jon C. Nicolaysen
President and Chief Executive Officer
303-629-1125